SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                      _____



Date of Report (Date of earliest event reported)    December 3, 1996
                                                --------------------------------

                       INTERNATIONAL FAST FOOD CORPORATION
                       -----------------------------------

         Florida                      0-20203                 65-0302338
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File            (IRS Employer
 or incorporation)                    Number)               Identification No.)




            1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139
           -----------------------------------------------------------
          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code       (305) 531-5800
                                                   -----------------------------


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events
            ------------

            On December 3, 1996, the Equity Listings Committee of the Pacific Stock Exchange voted to delist Fast Food Corporation's ("IFFC") Common Stock (the "Common Stock") from trading on the Pacific Stock Exchange as a result of the failure of IFFC's deficiencies with respect to the minimum share bid price and going concerns components of the Pacific Stock Exchange's listing maintenance criteria.

            The Company is currently evaluating its options with respect to suspension and has requested an appeal of such action. An appeal date has not been set.

            The Company intends to accrue but not pay the December 15 dividend payment on the shares of its Series A 6% Convertible Preferred
            Stock. As of the date hereof, there were 38,590 shares of such Preferred Stock issued and outstanding.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERNATIONAL FAST FOOD CORPORATION


                                    By: /s/MITCHELL RUBINSON
                                       -----------------------------------------
                                           MITCHELL RUBINSON
                                           President


DATED:  December 16, 1996